Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE FIRST fiscal quarter ENDED September 30, 2021

Continues trend with another quarter of record results for the first quarter ended September 30, 2021;

continues stock buy-backs while looking for acquisitions

RENTON, WA November 9, 2021 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three months ended September 30, 2021.

Financial Highlights – Three Months Ended September 30, 2021

•
Revenues increased to a record $286.1 million for the first fiscal quarter ended September 30, 2021, up $110.2 million or 62.6%, compared to revenues of $175.9 million for the comparable prior year period.
•
Net revenues, a non-GAAP financial measure, increased to a record $64.9 million for the first fiscal quarter ended September 30, 2021, up $18.9 million or 41.1%, compared to net revenues of $46.0 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. increased to a record $7.1 million, or $0.14 per basic and fully diluted share, up $4.0 million or 129.0% compared to $3.1 million, or $0.06 per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, increased to a record $10.6 million, or $0.21 per basic and fully diluted share for the first fiscal quarter ended September 30, 2021, up $4.1 million or 63.1%, compared to adjusted net income of $6.5 million, or $0.13 per basic and fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, increased to a record $14.5 million for the first fiscal quarter ended September 30, 2021, up $5.3 million or 57.6%, compared to adjusted EBITDA of $9.2 million for the comparable prior year period.
•
Adjusted EBITDA margin (Adjusted EBITDA expressed as a percentage of net revenues), a non-GAAP financial measure, increased to a record 22.4% for the first fiscal quarter ended September 30, 2021, up 230 basis points, compared to Adjusted EBITDA margin of 20.1% for the comparable prior year period.

CEO Bohn Crain comments on results

"We are very pleased to continue our trend and report another quarter of record financial results for the September quarter,” said Bohn Crain, Founder and CEO of Radiant Logistics. “We posted record revenues of $286.1 million, up $110.2 million or 62.6%; record net revenues of $64.9 million, up $18.9 million or 41.1%, record net income attributable to Radiant Logistics, Inc. of $7.1 million, up $4.0 million or 129.0%; record adjusted net income of $10.6 million, up $4.1 million or 63.1%, and record adjusted EBITDA of $14.5 million, up $5.3 million or 57.6%. In addition, we also saw improvement in our adjusted EBITDA margin, which increased 230 basis points to a record 22.4% up from 20.1% for the comparable prior year period. These results reflect the benefit of our scalable non-asset based business model, diversity of our service offerings, and our ability to quickly respond to changing market dynamics. Not only are we continuing to see solid recovery in our legacy business, but we are winning meaningful new business across the platform - in the U.S. and in Canada. In addition, we continue to deliver these record results while continuing to maintain very low leverage on our balance sheet.”

Mr. Crain continued, “As we have previously discussed, we also believe that our current share price does not accurately reflect Radiant’s intrinsic value or long-term growth prospects, particularly given our unlevered balance sheet, and therefore represents an excellent investment opportunity for both the Company and our shareholders. Although we always have a fairly narrow trading window in our first fiscal quarter given the timing of our 10-K filings, we were able to continue our stock buy-back efforts and purchased approximately $1.7 million of our stock during the quarter ended September 30, 2021.

We remain encouraged by our continued strong financial performance and the fact that we have now reported a record $54.1 million in adjusted EBITDA for the twelve months ended September 30, 2021. Looking ahead, we believe we are well positioned to continue to support existing and new customers in what is proving to be a persistent, capacity constrained market. Hopefully our continued strong performance and strong balance sheet will begin to register with investors as we remain optimistic about our prospects and opportunities to continue to deliver profitable growth. In the months ahead, we expect to continue to be active in our stock buy-back activities and look forward to re-activating our acquisition efforts as the opportunity presents itself.”

First Fiscal Quarter Ended September 30, 2021 – Financial Results

For the three months ended September 30, 2021, Radiant reported net income attributable to Radiant Logistics, Inc. of $7.1 million on $286.1 million of revenues, or $0.14 per basic and fully diluted share. For the three months ended September 30, 2020, Radiant reported net income attributable to Radiant Logistics, Inc. of $3.1 million on $175.9 million of revenues, or $0.06 per basic and fully diluted share.

For the three months ended September 30, 2021, Radiant reported adjusted net income, a non-GAAP financial measure, of $10.6 million, or $0.21 per basic and fully diluted share. For the three months ended September 30, 2020, Radiant reported adjusted net income of $6.5 million, or $0.13 per basic and fully diluted share.

For the three months ended September 30, 2021, Radiant reported Adjusted EBITDA, a non-GAAP financial measure, of $14.5 million, compared to $9.2 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Tuesday, November 9, 2021 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Tuesday, November 9, 2021 at 4:30 PM Eastern
DIAL-IN	US (877) 545-0523; Intl. (973) 528-0016
REPLAY	November 10, 2021 at 9:30 AM Eastern to November 23, 2021 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 43534)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/43534.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this announcement. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 on our operations and financial results; and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements, including those set forth under the caption “Risk Factors” in our Form 10-K for the year ended June 30, 2021. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	September 30,	June 30,
(In thousands, except share and per share data)	2021	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,477	$13,696
Accounts receivable, net of allowance of $1,569 and $1,489, respectively	143,622	117,349
Contract assets	32,625	27,753
Prepaid expenses and other current assets	22,463	17,512
Total current assets	208,187	176,310

Property, technology, and equipment, net	23,600	24,151

Goodwill	72,091	72,582
Intangible assets, net	38,549	41,404
Operating lease right-of-use assets	36,382	39,022
Deposits and other assets	4,265	3,772
Total other long-term assets	151,287	156,780
Total assets	$383,074	$357,241

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$98,374	$87,941
Operating partner commissions payable	15,645	13,779
Accrued expenses	7,162	6,801
Income tax payable	134	2,713
Current portion of notes payable	4,419	4,446
Current portion of operating lease liability	7,266	6,989
Current portion of finance lease liability	722	743
Current portion of contingent consideration	2,600	2,600
Other current liabilities	347	345
Total current liabilities	136,669	126,357

Notes payable, net of current portion	37,690	24,000
Operating lease liability, net of current portion	32,578	34,899
Finance lease liability, net of current portion	1,635	1,809
Contingent consideration, net of current portion	4,663	4,663
Deferred income taxes	3,814	4,021
Other long-term liabilities	39	89
Total long-term liabilities	80,419	69,481
Total liabilities	217,088	195,838

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 50,969,374 and 50,832,205 shares issued, and 49,812,664 and 49,930,389 shares outstanding, respectively	32	32
Additional paid-in capital	104,360	104,228
Treasury stock, at cost, 1,156,710 and 901,816 shares, respectively	(6,333)	(4,658)
Retained earnings	67,446	60,367
Accumulated other comprehensive income	102	1,141
Total Radiant Logistics, Inc. stockholders’ equity	165,607	161,110
Non-controlling interest	379	293
Total equity	165,986	161,403
Total liabilities and equity	$383,074	$357,241

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

	Three Months Ended September 30,
(In thousands, except share and per share data)	2021	2020
Revenues	$286,115	$175,877

Operating expenses:
Cost of transportation and other services	221,233	129,911
Operating partner commissions	28,465	18,589
Personnel costs	15,616	12,777
Selling, general and administrative expenses	6,790	5,654
Depreciation and amortization	4,252	4,159
Total operating expenses	276,356	171,090

Income from operations	9,759	4,787

Other income (expense):
Interest income	3	9
Interest expense	(609)	(580)
Foreign currency transaction gain	271	21
Change in fair value of interest rate swap contracts	(46)	(21)
Other	16	91
Total other expense	(365)	(480)

Income before income taxes	9,394	4,307

Income tax expense	(2,229)	(1,078)

Net income	7,165	3,229
Less: net income attributable to non-controlling interest	(86)	(141)

Net income attributable to Radiant Logistics, Inc.	$7,079	$3,088

Other comprehensive loss:
Foreign currency translation loss	(1,039)	(1,996)
Comprehensive income	$6,126	$1,233

Income per share:
Basic and Diluted	$0.14	$0.06

Weighted average common shares outstanding:
Basic	49,921,061	49,578,590
Diluted	51,116,478	50,925,387

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, litigation costs, amortization of debt issuance costs, change in fair value of interest rate swap contracts, and gain on forgiveness of debt.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, gain on forgiveness of debt, and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended September 30,
Net Revenues (Non-GAAP measure)	2021	2020
Total revenues	$286,115	$175,877
Cost of transportation and other services	221,233	129,911

Net revenues	$64,882	$45,966
Net margin	22.7%	26.1%

(In thousands)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted EBITDA	2021	2020
Net income attributable to Radiant Logistics, Inc.	$7,079	$3,088
Income tax expense	2,229	1,078
Depreciation and amortization	4,252	4,159
Net interest expense	606	571

EBITDA	14,166	8,896

Share-based compensation	350	144
Acquisition related costs	99	34
Litigation costs	154	152
Change in fair value of interest rate swap contracts	46	21
Foreign currency transaction gain	(271)	(21)

Adjusted EBITDA	$14,544	$9,226
Adjusted EBITDA margin (Adjusted EBITDA as a % of Net Revenues)	22.4%	20.1%

(In thousands, except share and per share data)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted net income	2021	2020
GAAP net income attributable to Radiant Logistics, Inc.	$7,079	$3,088
Adjustments to net income:
Income tax expense	2,229	1,078
Depreciation and amortization	4,252	4,159
Acquisition related costs	99	34
Litigation costs	154	152
Change in fair value of interest rate swap contracts	46	21
Amortization of debt issuance costs	127	104

Adjusted net income before income taxes	13,986	8,636

Provision for income taxes at 24.5%	(3,427)	(2,116)

Adjusted net income	$10,559	$6,520

Adjusted net income per common share:
Basic	$0.21	$0.13
Diluted	$0.21	$0.13

Weighted average common shares outstanding:
Basic	49,921,061	49,578,590
Diluted	51,116,478	50,925,387

(In thousands) Trailing twelve months adjusted EBITDA:	Three months ended September 30, 2021	Three months ended June 30, 2021	Three months ended March 31, 2021	Three months ended December 31, 2020	Twelve months ended September 30, 2021
Net income attributable to Radiant Logistics, Inc.	$7,079	$11,059	$4,984	$3,812	$26,934
Income tax expense	2,229	2,440	976	1,402	7,047
Depreciation and amortization	4,252	4,224	4,174	4,085	16,735
Net interest expense	606	627	608	725	2,566

EBITDA	14,166	18,350	10,742	10,024	53,282

Share-based compensation	350	297	303	327	1,277
Change in fair value of contingent consideration	—	—	2,500	1,850	4,350
Acquisition related costs	99	7	—	1	107
Litigation costs	154	102	256	26	538
Gain on litigation settlement, net	—	(25)	—	—	(25)
Change in fair value of interest rate swap contracts	46	(48)	512	109	619
Gain on forgiveness of debt	—	(4,573)	(1,414)	—	(5,987)
Foreign exchange loss (gain)	(271)	31	(14)	193	(61)

Adjusted EBITDA	$14,544	$14,141	$12,885	$12,530	$54,100